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               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

  We hereby consent to the references to Netherland, Sewell & Associates, Inc. as experts in the field of petroleum engineering in the Registration Statement (Form S-3) and related Prospectus of Barrett Resources Corporation for the registration of 4,600,000 shares of its common stock and to all references to our Firm included in this Registration Statement.

                                          Very truly yours,

                                          Netherland, Sewell & Associates,
                                           Inc.

Dallas, Texas
May 16, 1996